SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  February 22,
2001


                    LAS VEGAS GAMING, INC.
          -----------------------------------------
     (Exact name of registrant as specified in its charter)


NEVADA                                              88-0392994
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                      Identification No.)

3261 S. Highland Avenue, Suite 613
Las Vegas, Nevada                                    89109
(Address of principal executive offices)            (Zip Code)

Registrants telephone number, including area code   702-733-9703

Commission File Number: 0-30375


-----------------------------------------------     --------------------
(Former name or former address,                      (Zip Code)
if changed since last report.)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

    None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    None

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

    None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    None

ITEM 5. OTHER EVENTS

Las Vegas Gaming, Inc. (the "Company") entered into a 5-year license agreement on February 22, 2001 with Park Place Entertainment Corporation ("Park Place"), renewable in 5-year increments by mutual agreement at least 90 days prior to expiration. The Company granted a non-exclusive license to Park Place for its 5-spot version of its 2-9 spot linked and progressive keno games. Park Place is allowed to operate the game in its Nevada casinos and broadcast the results on its web site. The license also applies to New Jersey, Mississippi, Louisiana, and Indiana, subject to regulatory approval; the license agreement does not apply to Indian gaming operations in any state.

In return, Park Place agreed to pay the Company 10% of the ticket price per ticket sold for the 5-spot progressive ticket, also known as "Nevada Numbers". A marketing fund of 6% of the ticket price per ticket sold was also agreed to in the license agreement.

Park Place is responsible for paying $2.5 million to the Company for payment to the game's jackpot winner at the time an official winner is declared. The Company and Park Place will split the cost of any shortfall between the net present value of the base jackpot and the $2.5 million due from Park Place.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

    None

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

    None

Exhibits

License Agreement between the Company and Park Place Entertainment Corporation dated February 22, 2001.

ITEM 8.  CHANGE IN FISCAL YEAR

    None



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LAS VEGAS GAMING, INC.


/s/ Russell Roth
-----------------------
Russell Roth, President

Date: March 2, 2001



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